Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement dated June 30, 2000 of The Midland Company on Form S-8 of our report dated
June 2, 2000 appearing in this Annual Report on Form 11-K of The
Midland-Guardian Company Salaried Employees' 401(k) Savings Plan for the year ended December 31, 1999.

/s/ Deloitte & Touche
Deloitte & Touche
Cincinnati, Ohio
June 30, 2000